Exhibit 4.4



                                     SPONSOR
                                PLEDGE AGREEMENT
                                       of
                                Company Stock and
                           NE LP Partnership Interests


                  THIS SPONSOR PLEDGE AGREEMENT (this "Agreement") is made and entered into as of February 19, 1998 by ESI NORTHEAST ENERGY ACQUISITION FUNDING, INC., a Florida corporation ("ESI Funding"), ESI NORTHEAST ENERGY GP, INC., a Florida corporation ("ESI GP"), ESI NORTHEAST ENERGY LP, INC., a Florida corporation ("ESI LP"), each having its principal office at 11760 U.S. Highway One, North Palm Beach, Florida 33408 TRACTEBEL NORTHEAST GENERATION GP, INC., a Delaware corporation having its principal office at 1177 West Loop South, Suite 900, Houston, Texas 77027 ("Tractebel GP"), TRACTEBEL ASSOCIATES NORTHEAST LP, INC., a Delaware corporation having its principal office at 1177 West Loop South, Suite 900, Houston, Texas 77027 ("Tractebel LP" and together with ESI GP, ESI LP and Tractebel GP, the "Owners of NE LP") and TRACTEBEL POWER, INC., a Delaware corporation having its principal office at 1177 West Loop South, Suite 900, Houston, Texas 77027 ("Tractebel" and together with ESI Funding, the "Shareholders of the Company"), in favor of State Street Bank and Trust Company, a Massachusetts banking corporation ("State Street Bank") having an office at 225 Franklin Street, Boston, Massachusetts, 02110, as collateral agent (the "Collateral Agent") for State Street Bank, as trustee (the "Trustee") for the holders (the "Holders") of the 7.99% Secured Bonds Due 2011 of ESI TRACTEBEL ACQUISITION CORP., a Delaware corporation (the "Company"). The Owners of NE LP and the Shareholders of the Company shall be referred to herein collectively as the "Sponsor Pledgors" and each individually as a "Sponsor Pledgor." Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Shareholders of the Company are the legal and beneficial owners of all of the issued and outstanding shares of capital stock set forth on Schedule I hereto (the "Pledged Shares") of the Company; and

                  WHEREAS, the Owners of NE LP are the legal and beneficial owners of all of the partnership interests including the "Interests," as defined in the Agreement of Limited Partnership of Northeast Energy, LP, dated as of November 21, 1997 among the Owners of NE LP (the "NE LP Partnership Agreement") set forth on Schedule I hereto (the "Pledged Partnership Interests") in Northeast Energy, LP, a Delaware limited partnership ("NE LP" and together with the Company, the "Owned Entities"); and

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                  WHEREAS, the Company and State Street Bank, as trustee and collateral agent, have entered into that certain indenture dated as of February 19, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company issued $220 million in aggregate principal amount of 7.99% Secured Bonds due 2011 (together with any bonds issued in replacement thereof or in exchange or substitution therefor, the "Bonds"); and

                  WHEREAS, the terms of the Indenture require that each Sponsor Pledgor (i) pledge to the Collateral Agent for its benefit, for the benefit of the Trustee and the ratable benefit of the Holders of the Bonds, and grant to the Collateral Agent for the ratable benefit of the Holders of Bonds a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Company, NE LP and NE LLC of all of the Obligations of the Company, NE LP and NE LLC under the Indenture, the Notes, the Bond Guaranty and the Bonds.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, and in order to induce the Holders of Bonds to purchase the Bonds, each Sponsor Pledgor hereby agrees with the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of Bonds as follows:

         SECTION 1. Pledge. Each Sponsor Pledgor hereby pledges to the Collateral Agent for its benefit and for the ratable benefit of the Holders of Bonds, and grants to the Collateral Agent for its benefit, for the benefit of the Trustee and the ratable benefit of the Holders of Bonds, a continuing perfected first priority security interest in all of its right, title and interest now owned or thereafter acquired in the following (the "Pledged Collateral"):

         (a) the Pledged Shares and the certificates representing the Pledged Shares, and all products and proceeds of any of the Pledged Shares, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or any of the foregoing; and

         (b) the Pledged Partnership Interests, and all products and proceeds of any of the Pledged Partnership Interests, including, without limitation, all dividends, cash, rights, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Partnership Interests or any of the foregoing including distributions of "Cash Flow" (as defined in the NE LP Partnership Agreement); and

         (c) all additional shares of, and all securities convertible into and all warrants, options or other rights to purchase, Capital Stock of, or other Equity Interests in, the Owned Entities from time to time acquired by each Sponsor Pledgor in any manner, and the certificates, if any, representing such additional shares and Equity Interests (any such additional shares and Equity Interests and other items shall constitute part of the Pledged Shares or the Pledged Partnership Interests, as applicable, under and as defined in this Agreement), and all products and proceeds of any of the foregoing, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

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         SECTION 2. Security for Obligations. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of the Company, NE LP and NE LLC under the Indenture, the Note, the Bond Guaranty and the Bonds (including, without limitation, interest, premium and Registration Default Damages, if any, and any other Obligations accruing after the date of any filing by the Company of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Company (the "Secured Obligations").

         SECTION 3. Delivery of Pledged Collateral. Each Sponsor Pledgor hereby agrees that all certificates or instruments representing or evidencing the Pledged Collateral shall be immediately delivered to and held at all times by the Collateral Agent pursuant hereto in the State of New York and shall be in suitable form for transfer by delivery, or issued in the name of such Sponsor Pledgor and accompanied by instruments of transfer or assignment duly executed in blank and undated and bearing appropriate signature guarantees, and in either case having attached thereto all requisite federal or state stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right to transfer Pledged Collateral into its name, as Collateral Agent hereunder, or into the name of its nominee.

         SECTION 4. Representations and Warranties. Each Sponsor Pledgor hereby makes all representations and warranties applicable to such Sponsor Pledgor contained in the Indenture. Each Sponsor Pledgor further represents and warrants that:

         (a) The execution, delivery and performance by each Sponsor Pledgor of this Agreement are within each Sponsor Pledgor's full power and authority (corporate or other), have been duly authorized by all necessary action (corporate or other), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or agreement of limited partnership of such Sponsor Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Sponsor Pledgor, or result in the creation or imposition of any Lien on any assets of such Sponsor Pledgor, other than the Lien contemplated hereby.

         (b) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         (c) The execution, delivery and performance of the NE LP Partnership Agreement creating the Pledged Partnership Interests has been duly authorized by each of the Owners of NE LP and such NE LP Partnership Agreement constitutes the valid and binding obligations of each such Owner of NE LP in accordance with its terms.


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

         (d) The Pledged Shares constitute all of the authorized, issued and outstanding Equity Interests of the Company and constitute all of the Equity Interests of the Company beneficially owned by the Shareholders of the Company. The Pledged Partnership Interests constitute all of the authorized Equity Interests of NE LP and constitute all of the Equity Interests of the NE LP beneficially owned by the Owners of NE LP.

         (e) The Shareholders of the Company are the legal, record and beneficial owners of the Pledged Shares, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement. The Owners of NE LP are the legal, record and beneficial owners of the Pledged Partnership Interests, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

         (f) Each Sponsor Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

         (g) This Agreement has been duly executed and delivered by each Sponsor Pledgor and constitutes a legal, valid and binding obligation of each Sponsor Pledgor, enforceable against each Sponsor Pledgor in accordance with its terms.

         (h) Upon the delivery to the Collateral Agent of the Pledged Collateral and the filing of Uniform Commercial Code (the "UCC") financing statements, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations for the benefit of the Collateral Agent, the Trustee and the Holders of Bonds, and enforceable as such against all creditors of the Sponsor Pledgors and any Persons purporting to purchase any of the Pledged Collateral from the Sponsor Pledgors.

         (i) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by any Sponsor Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Sponsor Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities).

         (j) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of any Sponsor Pledgor, threatened by or against such Sponsor Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

         (k) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

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

         (l) All information set forth herein relating to the Pledged Collateral is accurate and complete in all respects.

         SECTION 5. Further Assurance. The Sponsor Pledgors will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected first priority security interests in the Pledged Collateral, enforceable as such against all creditors of Sponsor Pledgors and (except as otherwise specifically provided herein) any Persons purporting to purchase any Pledged Collateral from the Sponsor Pledgors. Each Sponsor Pledgor will, promptly upon request by the Collateral Agent, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, tax stamps, assignments, instruments and other documents, all in form and substance satisfactory to the Collateral Agent, deliver any instruments to the Collateral Agent and take any other actions that are necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent's security interest in, the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. Each Sponsor Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Pledged Collateral without the signature of such Sponsor Pledgor to the extent permitted by applicable law. The Sponsor Pledgors will pay all costs incurred in connection with any of the foregoing.

         SECTION 6. Voting Rights; Dividends; Etc.

         (a) So long as no Event of Default shall have occurred and be continuing, each Sponsor Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or the Pledged Partnership Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, however, that such Sponsor Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Indenture.

         (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions of the Indenture, each Sponsor Pledgor shall be entitled to receive, and to utilize (subject to the provisions of the Indenture) free and clear of the Lien of this Agreement, all regular and ordinary cash dividends paid from time to time in respect of the Pledged Shares and the Pledged Partnership Interests.

         (c) Any and all (i) dividends, other distributions, interest and principal payments paid or payable in the form of instruments and/or other property (other than cash interest payments permitted under Section 6(b) hereof and cash dividends permitted under Section 6(c) hereof) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or the Pledged Partnership

     Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall in each case be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by a Sponsor Pledgor, be received in trust for the benefit of the Collateral Agent, the Trustee and the Holders of Bonds, be segregated from the other property and funds of such Sponsor Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

         (d) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Sponsor Pledgor all such proxies and other instruments as such Sponsor Pledgor may reasonably request for the purpose of enabling such Sponsor Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 6(a) through 6(c) above.

         (e) Upon the occurrence and during the continuance of an Event of Default, (i) all rights of each Sponsor Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, to the extent permitted by law, shall thereupon have the sole right to exercise such voting and other consensual rights, and (ii) all cash interest payments and dividends and other distributions payable in respect of the Pledged Collateral shall be paid to the Collateral Agent and each Sponsor Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease.

         (f) Upon the occurrence and during the continuance of an Event of Default, each Sponsor Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend and interest payment orders and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to Section 6(f) above.

         (g) All payments of interest, principal or premium and all dividends and other distributions that are received by a Sponsor Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Collateral Agent, the Trustee and the Holders, shall be segregated from the other property or funds of such Sponsor Pledgor and shall be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

         SECTION 7. Covenants. Each Sponsor Pledgor hereby covenants and agrees with the Collateral Agent and the Holders of Bonds that it will comply with all of the obligations, requirements and restrictions applicable to such Sponsor Pledgor contained in the Indenture. Each Sponsor Pledgor further covenants and agrees, from and after the date of this Agreement and until the Secured Obligations have been paid in full, as follows:

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         (a) Each Sponsor Pledgor agrees that it will not (i) sell, assign, transfer, convey or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent and except as permitted under the Indenture, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement, and at all times will be the sole beneficial owner with respect to its Pledged Collateral, (iii) enter into any agreement or understanding that purports to or that may restrict or inhibit the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Pledged Collateral, (iv) take any action, or permit the taking of any action by the Owned Entities, with respect to the Pledged Collateral the taking of which would result in a material impairment of the economic value of the Pledged Collateral as Collateral or a violation of the Indenture or this Agreement, including, without limitation, the issuance by the Owned Entities of any additional Equity Interests or promissory notes or the incurrence by the Owned Entities of any Indebtedness to Persons other than a Sponsor Pledgor (except as permitted by the Indenture), (v) permit the Owned Entities to merge or consolidate with or into another person or entity or sell or transfer all or substantially all of its assets to another person or entity, except as permitted under the Indenture and unless all outstanding Capital Stock, notes, other securities or Equity Interests of the surviving entity in such merger or consolidation or of the entity to whom such sale or transfer was made are, upon such merger or consolidation, pledged hereunder to and deposited with the Collateral Agent or (vi) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Pledged Collateral.

         (b) Each Sponsor Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, notes, other securities or Equity Interests of the Owned Entities (including as a result of the merger or consolidation of the Owned Entities with or into another entity) it will pledge and deliver to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders, a continuing first priority security interest in such shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent). Each Sponsor Pledgor further agrees that it will promptly deliver to the Collateral Agent a certificate executed by a principal executive officer of such Sponsor Pledgor describing such additional shares, notes, other securities or Equity Interests and certifying that the same have been duly pledged and delivered to the Collateral Agent hereunder.

         (c) The Sponsor Pledgors agree that upon the acquisition or creation of any new subsidiaries of any Owned Entity, the Sponsor Pledgors will promptly pledge and deliver to the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders and grant to the Collateral Agent for its benefit, the benefit of the Trustee and the


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

     ratable benefit of the Holders a first priority security interest in any shares, notes, other securities or Equity Interests (as well as instruments of transfer or assignment duly executed in blank and undated and any necessary stock transfer tax stamps, all in form and substance satisfactory to the Collateral Agent) of such subsidiaries.

         SECTION 8. Power of Attorney. In addition to all of the powers granted to the Collateral Agent pursuant to Section 11.06 of the Indenture, each Sponsor Pledgor hereby appoints and constitutes the Collateral Agent as such Sponsor Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence of an Event of Default: (i) collection of proceeds of any Pledged Collateral; (ii) conveyance of any item of Pledged Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under Section 5 hereof; (iv) making of any payments or taking any acts under
Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, and such payments made by the Collateral Agent to become the obligations of such Sponsor Pledgor to the Collateral Agent, due and payable immediately without demand. The Collateral Agent's authority hereunder shall include, without limitation, the authority to endorse and negotiate, for the Collateral Agent's own account, any checks or instruments in the name of each Sponsor Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Pledged Collateral, sign each Sponsor Pledgor's name on all financing statements or any other documents deemed necessary or appropriate to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign each Sponsor Pledgor's name on any notice of Lien, and prepare, file and sign each Sponsor Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of each Sponsor Pledgor, and to take any other actions arising from or incident to the powers granted to the Collateral Agent in this Agreement. This power of attorney is coupled with an interest and is irrevocable by each Sponsor Pledgor.

         SECTION 9. Collateral Agent May Perform. If any Sponsor Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Sponsor Pledgor under Section 14 hereof.

         SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's, the Trustee's and the Holders' of Bonds security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent in connection therewith. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.


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         SECTION 11. Subsequent Changes Affecting Collateral. Each Sponsor
Pledgor represents to the Collateral Agent, the Trustee and the Holders of Bonds that such Sponsor Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and such Sponsor Pledgor agrees that the Collateral Agent and the Holders of Bonds shall have no responsibility or liability for informing any Sponsor Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Each Sponsor Pledgor covenants that it will not, without the prior written consent of the Collateral Agent, vote to enable, or take any other action to permit, the Owned Entities to issue any capital stock, notes, other securities or Equity Interests or to sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interests granted under this Agreement. Each Sponsor Pledgor will defend the right, title and interest of the Collateral Agent, the Trustee and the Holders of Bonds in and to the Pledged Collateral against the claims and demands of all Persons.

         SECTION 12. Remedies Upon Default.

                  (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent on behalf of and for the benefit of the Collateral Agent, the Trustee and the Holders of Bonds shall have, in addition to all other rights given to such parties by law, by this Agreement, the Company and Partner Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC as in effect in the State of New York at that time. The Collateral Agent may, without notice and at its option, transfer or register, and each Sponsor Pledgor shall register or cause to be registered upon request therefor by the Collateral Agent, the Pledged Collateral or any part thereof on the books of the Owned Entities into the name of the Collateral Agent or the Collateral Agent's nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Sponsor Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Sponsor Pledgors as provided below in Section 18.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. The Collateral Agent or any Holder of Bonds may, in its own name or in the name


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     of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

                  (b) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Shares or the Pledged Partnership Interests pursuant to Section 12(a) above, and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have the Pledged Shares or the Pledged Partnership Interests or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Sponsor Pledgors will cause the applicable Owned Entity to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at such Owned Entity's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Shares or the Pledged Partnership Interests under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares, Pledged Partnership Interests or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Sponsor Pledgors agree to cause such Owned Entity to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Collateral Agent shall designate for the sale of the Pledged Shares or the Pledged Partnership Interests and to make available to such Owned Entity's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act. The Sponsor Pledgors will cause such Owned Entity to furnish to the Collateral Agent such number of copies as the Collateral Agent may reasonably request of each preliminary and final prospectus, to notify the Collateral Agent promptly of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances, and to cause the Collateral Agent to be furnished with such number of copies as the Collateral Agent may request of such supplement to or amendment of such prospectus. The Sponsor Pledgors will cause such Owned Entity, to the extent permitted by law, to indemnify, defend and hold harmless the Collateral Agent, the Trustee and the Holders of Bonds from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Collateral Agent, the Trustee or the Holders of Bonds may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary or final prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact included or excluded on the written direction of the Collateral Agent. The Sponsor Pledgors will cause such Owned Entity to bear all costs and expenses of carrying out its obligations hereunder.

                  (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Sponsor Pledgor agrees that upon the occurrence or existence of any Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Pledged Collateral. Each Sponsor Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit a Owned Entity to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Owned Entity agrees to do so.

                  (d) Each Sponsor Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. Each Sponsor Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Collateral Agent, the Trustee and the Holders of Bonds, that the Collateral Agent, the Trustee and the Holders of Bonds have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against such Sponsor Pledgor, and each Sponsor Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

         SECTION 13. Irrevocable Authorization and Instruction to the Company. The Sponsor Pledgors hereby authorize and instruct the Owned Entities to comply with any instruction received by a Owned Entity from the Collateral Agent that
(i) states that an Event of Default has occurred and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from any Sponsor Pledgor, and each Sponsor Pledgor agrees that such Owned Entity shall be fully protected in so complying.

         SECTION 14. Fees and Expenses. The Sponsor Pledgors will upon demand pay to the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Collateral Agent) that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and the Holders of Bonds hereunder or (iv) the failure by any Sponsor Pledgor to perform or observe any of the provisions hereof.

         SECTION 15. Security Interest Absolute. All rights of the Collateral Agent and the Holders of Bonds and the security interests created hereunder, and all obligations of each Sponsor Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

         (c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations; or

         (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Sponsor Pledgor in respect of the Secured Obligations or of this Agreement.

         SECTION 16. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

         first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent and the Trustee, and all expenses, liabilities and advances incurred or made by the Collateral Agent or the Trustee in connection therewith, and any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to Section 14 hereof;

         second, to the ratable payment (based on the principal amount of Bonds deemed by the Indenture to be outstanding at the time of distribution) of amounts due and unpaid on such outstanding Bonds for principal, premium, and Registration Default Damages (if any) and interest without preference or priority of any kind, according to amounts due and payable on the Bonds for principal, premium and Registration Default Damages (if any) and interest, respectively;

         third, to the ratable payment (based on the principal amount of Bonds deemed by the Indenture to be outstanding at the time of distribution) of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

         fourth, to payment to the applicable Sponsor Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds;

provided that, at the written request of the Trustee, the Collateral Agent shall pay any proceeds or cash as set forth in clauses first through third of this Section to the Trustee to be paid and distributed by the Trustee in accordance with the provisions of the Indenture, the Note and the Bonds, which payment shall release the Collateral Agent from all responsibility for such payments except for payments as set forth in clause fourth of this Section.

         SECTION 17. Uncertificated Securities. Notwithstanding anything to the contrary contained herein, if any Pledged Shares (whether now owned or acquired hereafter by any Sponsor Pledgor) are uncertificated Pledged Shares, such Sponsor Pledgor shall promptly notify the Collateral Agent, and shall promptly take all actions required to perfect the security interest of the Collateral Agent under applicable law. Each Sponsor Pledgor further agrees to take such actions as the Collateral Agent deems necessary or desirable to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an Opinion of Counsel satisfactory to the Collateral Agent with respect to any such pledge of uncertificated Pledged Shares promptly upon request of the Collateral Agent.

         SECTION 18. Miscellaneous Provisions.

                  Section 18.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Section 13.02 of the Indenture, and delivered to the addresses set forth in such Section, or, in the case of the Collateral Agent, to:

                  State Street Bank and Trust Company
                  225 Franklin Street
                  Boston, Massachusetts, 02110
                  Attention: Corporate Trust Department-ESI Tractebel Telecopy No. (617) 664-5371.

                  Section 18.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by a Sponsor Pledgor to the Collateral Agent to take any action or omit to take any action under this Agreement, such Sponsor Pledgor shall deliver to the Collateral Agent an Officer's Certificate and an Opinion of Counsel in accordance with the requirements of Section 13.04 of the Indenture.

                  Section 18.3. No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of any Sponsor Pledgor, any Owned Entities or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

                  Section 18.4. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

                  Section 18.5. No Recourse Against Others. Except to the extent provided in the Indenture, the Company and Partner Pledge Agreement and this Agreement, no director, officer, employee, stockholder or affiliate, as such, of any Sponsor Pledgor or any Owned Entity shall have any liability for any obligations of a Sponsor Pledgor under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Bonds, by accepting a Bond, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

                  Section 18.6. Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 18.7. Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

                  Section 18.8. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Trustee and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  Section 18.9. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by any Sponsor Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture necessary for amendments or waivers of, or consents to any departure by such Sponsor Pledgor from any provision of the Indenture, as applicable, and neither the Collateral Agent, the Trustee nor any Holder of Bonds shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent, the Trustee or any Holder of Bonds to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent, the Trustee or any Holder of Bonds of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Holder of Bonds would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  Section 18.10. Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture and is not dealt with herein with more specificity, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                  Section 18.11. Continuing Security Interest; Transfer. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of all the Secured Obligations and all the fees and expenses owing to the Collateral Agent and the Trustee, (ii) be binding upon each Sponsor Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent and the Trustee hereunder, to the benefit of the Collateral Agent, the Trustee the Holders of Bonds and their respective successors, transferees and assigns.

                  Section 18.12. Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent, the Trustee or any Holder of Bonds in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent, the Trustee or any Holder of Bonds upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Sponsor Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Sponsor Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                  Section 18.13. Survival of Provisions. All representations, warranties and covenants of each Sponsor Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Company of the Secured Obligations.

                  Section 18.14.    Authority of the Collateral Agent.

                  (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent shall be without liability for acting in good faith at the written direction of a majority in interest of the Holders of the Bonds and in reliance thereon. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons and shall be without liability for any actions it or they take or omit to take in good faith that the Collateral Agent reasonably believes to be authorized or within its powers. The Sponsor Pledgors agree to indemnify and hold harmless the Collateral Agent, the Holders of Bonds and any other Person from and against any and all costs, expenses (including the reasonable fees and disbursements of counsel (including, the allocated costs of inside counsel)), claims and liabilities incurred by the Collateral Agent, the Holders of Bonds or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent, the Holders of Bonds or such Person.

                  (b) Each Sponsor Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders of Bonds, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Sponsor Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders of Bonds with full and valid authority so to act or refrain from acting, and the Sponsor Pledgors shall not be obligated or entitled to make any inquiry respecting such authority.

                  Section 18.15. Resignation or Removal of the Collateral Agent. Until such time as the Secured Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Sponsor Pledgors and Holders of Bonds, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Holders of Bonds by vote of a majority in interest thereof, shall appoint a successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 18.15. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders of Bonds, as provided in this Section
18.15. Simultaneously with its replacement as Collateral Agent hereunder, the Collateral Agent so replaced shall deliver to its successor all documents, instruments, certificates and other items of whatever kind (including, without limitation, the certificates and instruments evidencing the Pledged Collateral and all instruments of transfer or assignment) held by it pursuant to the terms hereof. The Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

                  Section 18.16. Release; Termination of Agreement.

                  (a) Subject to the provisions of Section 18.12 hereof, this Agreement shall terminate (i) upon full and final payment and performance of the Secured Obligations (and upon receipt by the Collateral Agent of the Company's written certification that all such Secured Obligations have been satisfied) and payment in full of all fees and expenses owing by the Sponsor Pledgors to the Collateral Agent or (ii) on the day after the first anniversary of the Legal Defeasance of all of the Secured Obligations pursuant to Section 8.02 of the Indenture (other than those surviving Secured Obligations specified therein). At such time, the Collateral Agent shall, at the request of the Sponsor Pledgors, reassign and redeliver to the Sponsor Pledgors all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Pledged Collateral, and shall be at the expense of the Sponsor Pledgors.

                  (b) Each Sponsor Pledgor agrees that it will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

                  Section 18.17. Final Expression. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  Section 18.18. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

                  (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE SPONSOR PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (ii) EXCEPT AS PROVIDED IN THE NEXT PARAGRAPH AND IN PARAGRAPH
(vi) BELOW, EACH OF THE SPONSOR PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS AGREE THAT ALL DISPUTES BETWEEN OR AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT EACH OF THE SPONSOR PLEDGORS, THE COLLATERAL AGENT AND THE

HOLDERS OF BONDS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH SPONSOR PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iii) EACH SPONSOR PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF BONDS, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST SUCH SPONSOR PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. EACH SPONSOR PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT. EACH SPONSOR PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                  (iv) EACH OF THE SPONSOR PLEDGORS, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                  (v) EACH SPONSOR PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH SPONSOR PLEDGOR AT ITS ADDRESS SET FORTH IN SECTION 13.02 OF THE INDENTURE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING.

                  (vi) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY HOLDER OF BONDS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY SPONSOR PLEDGOR IN ANY OTHER JURISDICTION.

                  (vii) EACH SPONSOR PLEDGOR HEREBY AGREES THAT NEITHER THE COLLATERAL AGENT NOR ANY HOLDER OF BONDS SHALL HAVE ANY LIABILITY TO SUCH SPONSOR PLEDGOR (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH SPONSOR PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER OF BONDS, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDER OF BONDS, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (viii) EACH SPONSOR PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE COLLATERAL AGENT OR ANY HOLDER OF BONDS OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. EACH SPONSOR PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER OF BONDS IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER OF BONDS, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN SUCH SPONSOR PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS OF BONDS.

                  Section 18.19. TIA Provision. In the event that the TIA applies to this Agreement, the provisions required by the TIA shall be deemed to be included herein and shall supersede any provision hereof which may conflict with the TIA.

                  Section 18.20. Acknowledgments. Each Sponsor Pledgor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

                  (b) neither the Collateral Agent nor any Holder of Bonds has any fiduciary relationship to such Sponsor Pledgor, and the relationship between the Collateral Agent and the Holders of Bonds, on the one hand, and such Sponsor Pledgor, on the other hand, is solely that of a secured party and a creditor; and

                  (c) no joint venture exists among the Holders of Bonds or among any Sponsor Pledgor and the Holders of Bonds.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Sponsor Pledgors and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                         SPONSOR PLEDGORS:

                         ESI Northeast Energy GP, Inc.,
                         a Florida corporation


                         By: /s/ Glenn E. Smith
                             -----------------------------
                             Name:  Glenn E. Smith
                             Title: Vice President


                         ESI Northeast Energy LP, Inc.,
                         a Florida corporation


                         By: /s/ Glenn E. Smith
                             -----------------------------
                             Name:  Glenn E. Smith
                             Title: Vice President


                         Tractebel Northeast Generation GP, Inc., a Delaware corporation


                         By: /s/ James E. Hammelman
                             -----------------------------
                             Name:   James E. Hammelman
                             Title:  Vice President and Treasurer


                         Tractebel Associates Northeast LP, Inc., a Delaware corporation


                         By: /s/ James E. Hammelman
                             -----------------------------
                             Name:   James E. Hammelman
                             Title:  Vice President and Treasurer

                         ESI Northeast Energy Acquisition Funding, Inc.,
                             a Florida corporation


                         By:  /s/ Glenn E. Smith
                             -----------------------------
                             Name:   Glenn E. Smith
                             Title:  Vice President


                         Tractebel Power, Inc.,
                         a Delaware corporation



                         By:  /s/ James E. Hammelman
                             -----------------------------
                             Name:   James E. Hammelman
                             Title:  Vice President and Treasurer

                         COLLATERAL AGENT:

                         State Street Bank and Trust Company,
                         as Collateral Agent



                         By: /s/ Chi C. Ma
                             -----------------------------
                             Name:   Chi C. Ma
                             Title:  Assistant Vice President

Execution Copy
                                   SCHEDULE I

                               PLEDGED COLLATERAL


                          Number of
Shareholders of         Pledged Shares        Share Certificate       Percentage
the Company             of the Company            Number             Outstanding
----------------        --------------            ------             -----------

ESI Funding                   10                    1                     50%
Tractebel                     10                    2                     50%
                                                                         ---
                                                                         100%


                                                             Interest* in
                           Owners of NE LP                       NE LP
                           ---------------                       -----

                           ESI LP                                 49%
                           ESI GP                                  1%
                           Tractebel LP                           49%
                           Tractebel GP                            1%
                                                                  ---
                                                                  100%


----------
* As defined in the NE LP Partnership Agreement.




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